Exhibit 99.1

k

third Quarter 2022 Earnings Results

Sixth Street Specialty Lending, Inc. Reports Third Quarter Adjusted Net Investment Income Per Share of $0.47 and NAV Per Share of $16.36; Declares a $0.03 Per Share Increase in Fourth Quarter Base Dividend Per Share to $0.45

NEW YORK—November 1, 2022— Sixth Street Specialty Lending, Inc. (NYSE: TSLX, or the “Company”) today reported adjusted net investment income of $0.47 per share and adjusted net income of $0.43 per share for the third quarter ended September 30, 2022. These results correspond to an annualized return on equity (ROE) on adjusted net investment income and adjusted net income of 11.5% and 10.6%, respectively.

The Company’s net investment income and net income for the quarter ended September 30, 2022 were $37.2 million, or $0.47 per share, and $34.4 million, or $0.43 per share, respectively. Net investment income in the third quarter was driven by an increase in the core earnings power of the portfolio primarily from higher base rates. The difference between this quarter’s net investment income and net income was unrealized losses primarily from wider credit spreads, and not as a result of material changes in the underlying credit quality of the Company’s investments.

The Company announced that its Board of Directors has declared a $0.03 per share increase to its fourth quarter base dividend per share from $0.42 to $0.45 to shareholders of record as of December 15, 2022, payable on December 30, 2022. The increase reflects the Company’s updated view on forward earnings, which incorporates the anticipated positive impact of the interest rate environment on the Company’s income statement.

Reported net asset value (NAV) per share was $16.36 at September 30, 2022 as compared to $16.27 at June 30, 2022. The primary driver of this quarter’s NAV per share growth was the accretive impact of issuing shares to settle the majority of the Company’s 2022 convertible notes which matured in August. Spread widening and lower implied equity values during the quarter resulted in approximately $0.05 per share of unrealized losses, thereby partially offsetting the increase in net asset value experienced from the combination of accretion from the notes conversion and earnings above the base dividend level. As of September 30, 2022, 0.01% of the portfolio at fair value was on non-accrual status, which is flat compared to June 30, 2022. No new portfolio companies were added to non-accrual during the quarter.

On August 1, 2022, the Company completed an equity issuance of approximately 4.4 million shares in accordance with the settlement of the $100 million principal value of convertible notes that remained outstanding as of June 30, 2022. The conversion election of approximately $79 million principal value of note holders and corresponding equity issuance translated to approximately $0.08 per share of accretion to the Company’s net asset value for the third quarter.

Net Investment Income Per Share
Q3 2022 (adjusted):	$0.47
Q3 2022:	$0.47

Net Income Per Share
Q3 2022 (adjusted):	$0.43
Q3 2022:	$0.43

Annualized ROE
Q3 2022 (Adj NII):	11.5%
Q3 2022 (Adj NI):	10.6%
Q3 2022 (NII):	11.5%
Q3 2022 (NI):	10.7%

NAV
Q3 2022 ($MM):	$1,328.1
Q3 2022 (per share)	$16.36

Dividends Declared (per share)
Q3 2022 (Base):	$0.42
LTM Q3’22 (Base):	$1.65
LTM Q3’22 (Supp/Special):	$0.65
LTM Q3’22 (Total):	$2.30

Portfolio and Investment Activity

For the quarter ended September 30, 2022, new investment commitments totaled $384.6 million. This compares to $378.9 million for the quarter ended June 30, 2022.

For the quarter ended September 30, 2022, the principal amount of investments funded was $274.4 million in 251 new investments and six upsizes to existing portfolio companies. For this period, the Company had $15.8 million aggregate principal amount in exits and repayments. For the quarter ended June 30, 2022, the principal amount of new investments funded was $324.8 million in 301 new and two upsizes to existing portfolio companies. For that period, the Company had $211.7 million aggregate principal amount in exits and repayments.

As of September 30, 2022 and June 30, 2022, the Company had investments in 752 and 693 portfolio companies, respectively, with an aggregate fair value of $2,806.1 million and $2,536.4 million, respectively. As of September 30, 2022, the average investment size in each portfolio company was $36.72 million based on fair value.

As of September 30, 2022, the Company’s portfolio based on fair value consisted of 90.4% first-lien debt investments, 1.5% second-lien debt investments, 1.8% structured credit investments, 0.4% mezzanine investments, and 5.9% equity and other investments. As of June 30, 2022, the Company’s portfolio based on fair value consisted of 90.5% first-lien debt investments, 1.6% second-lien debt investments, 1.2% structured credit investments, 0.4% mezzanine investments, and 6.3% equity and other investments. As of September 30, 2022 and June 30, 2022 approximately 91.9% and 92.1% of the portfolio was invested in secured debt, respectively.

As of September 30, 2022, 98.9% of debt investments based on fair value in the portfolio bore interest at floating rates, with 100.0% of these subject to reference rate floors. The Company’s credit facilities also bear interest at floating rates. In connection with the Company’s Unsecured Notes, which bear interest at fixed rates, the Company has entered into fixed-to-floating interest rate swaps in order to align the nature of the interest rates of its liabilities with its investment portfolio.

As of September 30, 2022 and June 30, 2022, the weighted average total yield of debt and income-producing securities at fair value (which includes interest income and amortization of fees and discounts) was 12.3% and 10.9%, respectively, and the weighted average total yield of debt and income-producing securities at amortized cost (which includes interest income and amortization of fees and discounts) was 12.2% and 10.9%.

1.	As of September 30, 2022, and June 30, 2022, includes 18 and 22 new structured credit investments, respectively.
2.	As of September 30, 2022, excludes 43 structured credit investments with a total fair value of $52.0 million.
3.	As of June 30, 2022, excludes 25 structured credit investments with a total fair value of $30.2 million.
4.	Calculation includes income earning debt investments only.
Origination Activity
Commitments:	$384.6MM
Fundings:	$274.4MM
Net Fundings:	$258.7MM

Average Investment Size[2]
$36.7MM (1.3% of the portfolio at fair value)

First Lien Debt Investments (% FV)
90.4%

Secured Debt Investments (% FV)
91.9%

Floating Rate Debt Investments[4] (% FV)
98.9%

Weighted Average Yield of Debt and Incoming-Producing Securities
Yield at Fair Value:	12.3%
Yield at Amortized Cost:	12.2%

Results of Operations for the Three Months Ended september 30, 2022

Total Investment Income

For the three months ended September 30, 2022 and 2021, total investment income was $77.8 million and $71.2 million, respectively. The increase was primarily the result of higher interest from investments driven by increased all-in yields.

Net Expenses

Net expenses totaled $40.3 million and $34.6 million for the three months ended September 30, 2022 and 2021, respectively. The increase was predominately driven by higher interest expense on average outstanding indebtedness from the upward movement in reference rates.

Debt and Capital Resources

As of September 30, 2022, the Company had $30.3 million in cash and cash equivalents (including $15.6 million of restricted cash), total principal value of debt outstanding of $1,536.8 million, and $845.7 million of undrawn capacity on its revolving credit facility, subject to borrowing base and other limitations. The Company’s weighted average interest rate on debt outstanding was 4.3% and 3.1% for the three-month periods ended September 30, 2022 and June 30, 2022, respectively. This increase was driven by the upward movement in reference rates which increases the Company’s weighted average interest rate on average debt outstanding. At September 30, 2022, the Company’s debt to equity ratio was 1.16x, compared to 1.06x at June 30, 2022. Average debt to equity was 1.15x for the three-month period ended September 30, 2022, compared to 0.90x for the three-month period ended June 30, 2022. The increase in the Company’s average debt-to-equity ratio was primarily driven by net funding activity.

1.

Daily average debt outstanding during the quarter divided by the daily average net assets during the quarter. Daily average net assets is calculated by starting with the prior quarter end net asset value and adjusting for capital activity during the quarter (adding common stock offerings / DRIP contributions).

Total Investment Income
$77.8MM

Net Expenses
$40.3MM

Total Principal Debt Outstanding
$1,536.8MM

Debt-to-Equity Ratio
Q3 2022 Quarter End:	1.16x
Q3 2022 Average[1]:	1.15x

LIQUIDITY AND FUNDING PROFILE

Liquidity

The following tables summarize the Company’s liquidity at September 30, 2022 and changes to unfunded commitments since June 30, 2022.

Revolving Credit Facility		Unfunded Commitment Activity
Revolver Capacity	$1,585	Unfunded Commitments (See Note 8 in 6/30/22 10-Q)	$321
Drawn on Revolver	($739)	Extinguished Unfunded Commitments	($11)
Unrestricted Cash Balance	$15	New Unfunded Commitments	$128
Total Liquidity (Pre-Unfunded Commitments)	$860	Net Drawdown of Unfunded Commitments	($44)
Available Unfunded Commitments[1]	($184)	Total Unfunded Commitments	$394
Total Liquidity (Burdened for Unfunded Commitments)	$676	Unavailable Unfunded Commitments[1]	($209)
		Available Unfunded Commitments[1]	$184
1.

Commitments may be subject to limitations on borrowings set forth in the agreements between the Company and the applicable portfolio company. As a result, portfolio companies may not be eligible to borrow the full commitment amount on such date.

Note: May not sum due to rounding.

Funding Profile

The Company’s funding mix at September 30, 2022 was comprised of 52% unsecured and 48% secured debt. As illustrated below, the Company’s nearest debt maturity is in January 2023 at $150 million, and the weighted average remaining life of investments funded with debt was ~2.4 years, compared to a weighted average remaining maturity on debt of ~3.8 years.

*Includes $25 million of non-extending commitments with a maturity of January 31, 2025 and a revolving period ending January 31, 2024 and $50 million of non-extending commitments with a maturity of February 4, 2026 and a revolving period ending February 4, 2025.

1.

Net of Deferred Financing Costs and Interest Rate Fair Value Hedging. Deferred Financing Costs total $20.8M at 9/30/21, $19.1M at 12/31/21, $17.8M at 3/31/22, $20.6M at 6/30/22 and $19.1M at 9/30/22. Fair value hedge on interest rate swaps related to the 2024 and 2026 notes total $2.5M at 9/30/21, ($5.9M) at 12/31/21, ($33.0M) at 3/31/22, ($41.1M) at 6/30/22 and ($58.3M) at 9/30/22.

2.

Weighted by amortized cost of debt investments. Investments are financed by debt and equity capital. This analysis assumes longer-dated investments are currently funded by equity capital (48% of investments) and the remaining (shorter-dated) investments (52% of investments) are currently funded by debt financing. Investments for purposes of this analysis exclude unfunded commitments, and equity capital is defined as 9/30/22 net assets.

3.	Weighted by gross commitment amount.

Note: Numbers may not sum due to rounding.

Conference Call and Webcast

Conference Call Information:

A conference call to discuss the Company’s financial results will be held at 8:30 a.m. Eastern Time on November 2, 2022. The conference call will be broadcast live in listen-only mode on the Investor Resources section of TSLX’s website at https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations. The Events & Presentations page of the Investor Resources section of TSLX’s website also includes a slide presentation that complements the Earnings Conference Call. Please visit the website to test your connection before the webcast.

Research analysts who wish to participate in the conference call must first register at https://register.vevent.com/register/BI3dd88ee46ea8409cac1ade405cbfbf11. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call.

Replay Information:

A recorded version will be available under the same webcast link (https://sixthstreetspecialtylending.gcs-web.com/events-and-presentations) following the conclusion of the conference call.

Financial Highlights

(Amounts in millions, except per share amounts)

		Three Months Ended
		(unaudited)
	September 30, 2022	June 30, 2022	September 30, 2021
Investments at Fair Value	$2,806.1	$2,536.4	$2,406.5
Total Assets	$2,859.7	$2,580.4	$2,438.5
Net Asset Value Per Share	$16.36	$16.27	$17.18
Supplemental Dividend Per Share	$0.00	$0.00	$0.07
Special Dividend Per Share	$0.00	$0.00	$0.50
Pro Forma Net Asset Value Per Share (1)	$16.36	$16.27	$16.61

Investment Income	$77.8	$63.9	$71.2
Adjusted Net Investment Income (2)	$37.2	$31.7	$39.9
Adjusted Net Income (Loss) (2)	$34.4	$(22.6)	$58.4
Accrued Capital Gains Incentive Fee Expense	$(0.0)	$(9.1)	$3.4
Net Investment Income	$37.2	$40.8	$36.5
Net Income (Loss)	$34.4	$(13.5)	$55.0

Adjusted Net Investment Income Per Share (2)	$0.47	$0.42	$0.55
Adjusted Net Income (Loss) Per Share (2)	$0.43	$(0.30)	$0.80
Accrued Capital Gains Incentive Fee Expense Per Share	$(0.00)	$(0.12)	$0.05
Net Investment Income Per Share	$0.47	$0.54	$0.50
Net Income (Loss) Per Share	$0.43	$(0.18)	$0.75

Annualized Return on Equity (Adjusted Net Investment Income) (2)(3)	11.5%	9.9%	13.0%
Annualized Return on Equity (Adjusted Net Income (Loss)) (2)(3)	10.6%	-7.1%	19.0%
Annualized Return on Equity (Net Investment Income) (3)	11.5%	12.7%	11.9%
Annualized Return on Equity (Net Income (Loss)) (3)	10.7%	-4.2%	17.9%

Weighted Average Yield of Debt and Income Producing Securities at Fair Value	12.3%	10.9%	9.9%
Weighted Average Yield of Debt and Income Producing Securities at Amortized Cost	12.2%	10.9%	10.2%
Percentage of Debt Investment Commitments at Floating Rates (4)	98.9%	99.2%	98.9%

1.	Pro forma net asset value per share gives effect to the supplemental dividend declared related to earnings or special dividend in the applicable period.
2.

Adjusted to exclude the capital gains incentive fee that was accrued, but not paid, related to cumulative unrealized capital gains in excess of cumulative net realized capital gains less any cumulative unrealized losses and capital gains incentive fees paid inception to date.

3.	Return on equity is calculated using prior period’s ending net asset value per share.
4.	Includes one or more fixed rate investments for which the Company entered into an interest rate swap agreement to swap to floating rate. Calculation includes income earning debt investments only.

Financial Statements and Tables

Sixth Street Specialty Lending, Inc.
Consolidated Balance Sheets

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $2,727,409 and $2,354,984, respectively)	$2,735,794	$2,434,797
Non-controlled, affiliated investments (amortized cost of $0 and $12,666, respectively)	—	27,017
Controlled, affiliated investments (amortized cost of $65,364 and $64,362, respectively)	70,269	59,779
Total investments at fair value (amortized cost of $2,792,773 and $2,432,012, respectively)	2,806,063	2,521,593
Cash and cash equivalents (restricted cash of $15,627 and $14,399, respectively)	30,280	15,967
Interest receivable	19,830	10,775
Prepaid expenses and other assets	3,548	3,522
Total Assets	$2,859,721	$2,551,857
Liabilities
Debt (net of deferred financing costs of $19,136 and $19,147, respectively)	$1,457,048	$1,185,964
Management fees payable to affiliate	10,141	9,380
Incentive fees on net investment income payable to affiliate	7,882	9,789
Incentive fees on net capital gains accrued to affiliate	7,207	14,928
Dividends payable	—	30,926
Other payables to affiliate	4,430	3,149
Other liabilities	44,961	21,873
Total Liabilities	1,531,669	1,276,009
Commitments and contingencies (Note 8)
Net Assets
Preferred stock, $0.01 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 81,647,551 and 76,067,586 shares issued, respectively; and 81,170,965 and 75,771,542 shares outstanding, respectively	816	761
Additional paid-in capital	1,290,161	1,189,275
Treasury stock at cost; 476,586 and 296,044 shares held, respectively	(7,291)	(4,291)
Distributable earnings	44,366	90,103
Total Net Assets	1,328,052	1,275,848
Total Liabilities and Net Assets	$2,859,721	$2,551,857
Net Asset Value Per Share	$16.36	$16.84

Sixth Street Specialty Lending, Inc.

Consolidated Statements of Operations

(Amounts in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Income
Investment income from non-controlled, non-affiliated investments:
Interest from investments	$73,769	$67,369	$198,047	$188,852
Dividend income	3	804	1,361	2,081
Other income	2,741	1,777	6,091	5,191
Total investment income from non-controlled, non-affiliated investments	76,513	69,950	205,499	196,124
Investment income from non-controlled, affiliated investments:
Interest from investments	—	210	133	630
Dividend income	—	—	—	545
Total investment income from non-controlled, affiliated investments	—	210	133	1,175
Investment income from controlled, affiliated investments:
Interest from investments	1,325	1,038	3,520	2,963
Other income	1	2	3	7
Total investment income from controlled, affiliated investments	1,326	1,040	3,523	2,970
Total Investment Income	77,839	71,200	209,155	200,269
Expenses
Interest	18,851	9,856	40,416	28,999
Management fees	10,330	9,545	29,148	27,701
Incentive fees on net investment income	7,882	8,466	22,483	23,273
Incentive fees on net capital gains	(22)	3,444	(7,720)	13,548
Professional fees	2,002	1,626	5,300	4,806
Directors’ fees	181	180	546	548
Other general and administrative	1,268	1,569	4,013	4,688
Total expenses	40,492	34,686	94,186	103,563
Management fees waived (Note 3)	(189)	(60)	(201)	(190)
Net Expenses	40,303	34,626	93,985	103,373
Net Investment Income Before Income Taxes	37,536	36,574	115,170	96,896
Income taxes, including excise taxes	356	104	1,456	729
Net Investment Income	37,180	36,470	113,714	96,167
Unrealized and Realized Gains (Losses)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(9,080)	7,674	(71,428)	43,111
Non-controlled, affiliated investments	—	4,115	(14,350)	10,206
Controlled, affiliated investments	(2,686)	15,048	9,488	14,916
Translation of other assets and liabilities in foreign currencies	9,223	3,711	15,095	4,289
Interest rate swaps	(2,591)	(1,502)	(7,184)	(4,775)
Total net change in unrealized gains (losses)	(5,134)	29,046	(68,379)	67,747
Realized gains (losses):
Non-controlled, non-affiliated investments	278	(10,512)	708	6,129
Non-controlled, affiliated investments	—	—	13,673	(33)
Controlled, affiliated investments	55	—	55	—
Interest rate swaps	2,251	—	2,251	—
Foreign currency transactions	(199)	(48)	(231)	(48)
Total net realized gains (losses)	2,385	(10,560)	16,456	6,048
Total Net Unrealized and Realized Gains (Losses)	(2,749)	18,486	(51,923)	73,795
Increase in Net Assets Resulting from Operations	$34,431	$54,956	$61,791	$169,962
Earnings per common share—basic	$0.43	$0.75	$0.80	$2.37
Weighted average shares of common stock outstanding—basic	79,476,419	72,808,730	77,250,889	71,696,874
Earnings per common share—diluted	$—	$0.70	$—	$2.19
Weighted average shares of common stock outstanding—diluted	—	80,515,411	—	79,403,555

The Company’s investment activity for quarter ended September 30, 2022 and 2021 is presented below (information presented herein is at par value unless otherwise indicated).

	Three Months Ended
($ in millions)	September 30, 2022	September 30, 2021
New investment commitments:
Gross originations	$1,910.1	$572.4
Less: Syndications/sell downs	1,525.5	467.0
Total new investment commitments	$384.6	$105.4
Principal amount of investments funded:
First-lien	$239.6	$65.1
Second-lien	—	—
Mezzanine	—	—
Equity and other	34.8	0.3
Total	$274.4	$65.4
Principal amount of investments sold or repaid:
First-lien	$15.8	$277.6
Second-lien	—	5.8
Mezzanine	—	—
Equity and other	—	0.3
Total	$15.8	$283.7
Number of new investment commitments in new portfolio companies	25	1
Average new investment commitment amount in new portfolio companies	$14.2	$75.0
Weighted average term for new investment commitments in new portfolio companies (in years)	6.1	6.0
Percentage of new debt investment commitments at floating rates	97.0%	100.0%
Percentage of new debt investment commitments at fixed rates	3.0%	0.0%
Weighted average interest rate of new investment commitments	10.4%	10.7%
Weighted average spread over reference rate of new floating rate investment commitments	7.8%	10.6%
Weighted average interest rate on investments fully sold or paid down	12.0%	9.0%

About Sixth Street Specialty Lending

Sixth Street Specialty Lending is a specialty finance company focused on lending to middle-market companies. The Company seeks to generate current income primarily in U.S.-domiciled middle-market companies through direct originations of senior secured loans and, to a lesser extent, originations of mezzanine loans and investments in corporate bonds and equity securities. The Company has elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940 and the rules and regulations promulgated thereunder. The Company is externally managed by Sixth Street Specialty Lending Advisers, LLC, an affiliate of Sixth Street and a Securities and Exchange Commission (“SEC”) registered investment adviser. The Company leverages the deep investment, sector, and operating resources of Sixth Street, a global investment firm with over $60 billion in assets under management and committed capital. For more information, visit the Company’s website at https://sixthstreetspecialtylending.com.

About Sixth Street

Sixth Street is a global investment firm with over $60 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has more than 400 team members including over 180 investment professionals around the world. For more information, visit https://sixthstreet.com or follow Sixth Street on LinkedIn.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s future performance or financial condition. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any such forward-looking statements.

Investors:

Cami VanHorn, 260-241-7837
Sixth Street Specialty Lending
IRTSLX@sixthstreet.com

Media:

Patrick Clifford, 617-793-2004
Sixth Street
PClifford@sixthstreet.com